                                                                     EXHIBIT 1.1


                                                                          Master

                                                                [Draft--9/25/97]

                                8,584,482 Shares

                               COHO ENERGY, INC.

                                  COMMON STOCK
                                 $.01 par value







                             UNDERWRITING AGREEMENT






September  , 1997

                                                               September  , 1997

Morgan Stanley & Co.
  Incorporated
Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036


Dear Sirs:

                 COHO ENERGY, INC., a Texas corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) 5,000,000 shares of its Common Stock, $.01 par value (the "Primary Shares"), and the selling shareholders identified on Schedule I hereto (the "Selling Shareholders") propose to sell to the several Underwriters 3,584,482 shares of the Company's Common Stock, $.01 par value (the "Secondary Shares" and together with the Primary Shares, the "Firm Shares").

                 Morgan Stanley & Co. Incorporated, Jefferies & Company, Inc., Prudential Securities Incorporated and Smith Barney Inc. shall act as representatives (the "Representatives") of the several Underwriters.

                 Certain of the Selling Shareholders identified on Schedule II hereto also propose to sell to the several Underwriters not more than an additional 1,287,672 shares of the Company's Common Stock, $.01 par value (the "Additional Shares"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Common Stock, $.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock". The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers".

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933 (the

"Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                 (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Texas, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a subsidiary of the Company, free and clear of all liens, encumbrances, equities or claims.

                 (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                 (f) The shares of Common Stock (including the Secondary Shares) outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                 (g) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                 (h) This Agreement has been duly authorized, executed and delivered by the Company.

                 (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                 (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments of supplements thereto subsequent to the date of this Agreement).

                 (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                 (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                 (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (n) The Company is not and, after giving effect to the offering and sales of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                 (o) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (q) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                 2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to each of the Underwriters that:

                 (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

                 (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or





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
         the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                 (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

                 (d) Upon delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, the Underwriters will obtain good and valid title to such Shares free and clear of any security interest, claims, liens, equities and other encumbrances.

                 (f) The Registration Statement, when it became effective, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Shareholder specifically for use therein.

                 3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule III hereto opposite their names at $_____ a share -- the purchase price.





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
                 Each Selling Shareholder agrees, severally and not jointly, to sell to the Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from each
Selling Shareholder, at a purchase price of $        per share, the number of
Firm Shares set forth below the name of such Selling Shareholder and opposite the name of such Underwriter in Schedule III hereto.

                 On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of the Selling Shareholders identified on Schedule IV hereto agrees, severally and not jointly, to sell to the Underwriters the Additional Shares described in the last sentence of this paragraph, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,287,672 Additional Shares at the purchase price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Selling Shareholders in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the total number of Firm Shares set forth in both parts of Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                 Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause
(i) or

(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of any option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Shareholder, agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

                 4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S. $_____ a share under the public offering price, and that any Underwriter may allow, and such dealers may re-allow, a concession, not in excess of U.S.$_____ a share, to any Underwriter or to certain other dealers.

                 5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on _____________, 19971, or at such other time on the same or such other date, not later than _____________, 19972, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".





-----------------------------------

    (1) Insert date 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time (and T+4 settlement is deemed to apply to secondary sales), 4 business days after the date of the Underwriting Agreement.

    (2) Insert date 5 business days after the date inserted in accordance with note 1 above.

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
                 Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than ________, 19__,3 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

                 Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.


                 6. Conditions. The several obligations of the Sellers hereunder and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5 p.m. (New York City time) on the date hereof.

                 The several obligations of the Underwriters hereunder are subject to the following further conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                 (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings,





-------------------------------

    (3) Insert date 10 business days after the date of the notice referred to in
Section 3.

         business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendment or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                 The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                 (c) You (and the Selling Shareholders in respect of the opinion described in clause (xii) below and the final paragraph of this subsection (c)) shall have received on the Closing Date an opinion of Fulbright & Jaworski LLP, counsel for the Company, dated the Closing Date (except for the opinion described in clause (xi)
         below which opinion shall be rendered by [    ], special environmental
         counsel for the Company), to the effect that:

                          (i) the Company is a corporation validly existing in
                 good standing under the laws of the State of Texas and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (ii) each subsidiary of the Company that is a
                 significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act, is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                          (iii) the authorized capital stock of the Company
                 conforms as to legal matters to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus;

                          (iv) the Secondary Shares have been duly authorized
                 and are validly issued, fully paid and non- assessable;

                          (v) the Shares to be sold by the Company have been
                 duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non- assessable, and the issuance of such Shares will not be subject to any statutory preemptive or similar rights;

                          (vi) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                          (vii) the execution and delivery by the Company of,
                 and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, or, to such counsel's knowledge, any judgment, or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

                          (viii) the statements (1) in the Prospectus under the
                 captions "Business and Properties-- Government Regulation", "Business and Properties--Environmental Regulations", "Description of Capital Stock" and "Underwriters" and (2) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (ix) after due inquiry, such counsel does not know of
                 any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                          (x) the Company is not and, after giving effect to
                 the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                          (xi) the Registration Statement and Prospectus
                 (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

                 In such opinion such counsel will state that (i) it has no reason to believe that (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) has no reason to believe(except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (d) You shall have received an opinion, dated the Closing Date, of Peter Vogelsang, Esq., general counsel and secretary for Morgan Stanley Leveraged Equity Fund II, Inc., the general partner of The Morgan Stanley Leveraged Equity Fund II, L.P., and of Shearman & Sterling, counsel for Quinn Oil Company Ltd., and of Fulbright & Jaworski LLP, counsel for Kenneth H. Lambert, to the effect with respect to the respective Selling Shareholders that:

                          (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder;

                          (ii) the execution and delivery by the Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                          (iii) each of the Selling Shareholders has the legal
                 right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; and

                          (iv) assuming the purchase and sale of the Shares
                 occurs in the State of New York, each Underwriter to the extent it acquires shares in good faith and without notice of adverse claims (as defined in Article 8 of the New York-Uniform Commercial Code), will upon payment for such Shares acquire its interest in such Shares free of any adverse claim (as so defined).

                 (e) You shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs
         (iv), (v), (vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters"), (ix) and
         (xi) of paragraph (c) above.

                 With respect to the last paragraph of Section 6(c) above, Fulbright & Jaworski LLP and Cravath, Swaine & Moore may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to those opinions in
Section 6(c) related to the laws of Nevada, Fulbright & Jaworski LLP may rely upon the opinion of Lionel, Sawyer & Collins, special counsel to the Company. With respect to Section 6(d) above, each such counsel mentioned herein may rely upon the opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel and (B) although we have not performed an independent verification of the substance of such counsel's opinion, we have no reason to believe that you are not justified in relying thereon.

                 The opinions described in paragraph (c) and (d) above shall be rendered to you at the request of the Company or the respective Selling Shareholder and shall so state therein.

                 (f) You and the Selling Shareholders shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof.

                 (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales of shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                 (h) You shall have received on the Closing Date from each of the Selling Shareholders a properly completed and executed United States Treasury Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the valid and unencumbered title of the Additional Shares and other matters related to the issuance of the Additional Shares.

                 7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                 (a) To furnish to you, without charge, five copies of the conformed EDGAR submission copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed EDGAR submission copy of the Registration Statement (without exhibits thereto) and, to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                 (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or of, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                 (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                 (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                 8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:(i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connections with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under sate securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.,
(v) all costs and expenses incident to listing the Shares on the Nasdaq Stock Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                 The provisions of this Section 8 shall not affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

                 9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement or a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, and each person, if any who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, the Company's directors, its officers who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                 (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders, and such directors, officers and control persons of such Selling Shareholders, such firm shall be designated in writing by such Selling Shareholders selling a majority of the Shares sold by all Selling Shareholders hereunder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (e) To the extent the indemnification provided for in Section 9(a), 9(b), or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such subsection, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares sold by such Seller shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by such Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of a Seller on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of shares they have purchased hereunder, and not joint.

                 (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (g) The indemnity and contribution provisions contained in this Section 9 and the representations and warranties of the Company and each Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, or by or on behalf of any Selling Shareholder, its officers or directors or any person controlling such Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

                 (h)  The liability of each Selling Shareholder under this
Section 9 shall not exceed an amount equal to the initial offering price of the Shares sold by the Selling Shareholder, less the applicable underwriting discounts and commissions.

                 10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                 11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

                 If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or the Selling Shareholders shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of references only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        COHO ENERGY, INC.,


                                          By
                                            ----------------------------------


                                        THE MORGAN STANLEY LEVERAGED
                                        EQUITY FUND II, L.P.,

                                        By Morgan Stanley Leveraged
                                        Equity Fund II, Inc., General Partner

                                          By
                                            ----------------------------------
                                            Name:
                                            Title:


                                        QUINN OIL COMPANY LTD.,

                                          By
                                            ----------------------------------
                                            Name:
                                            Title:


                                            ----------------------------------
                                                   Kenneth H. Lambert


Accepted,           , 1997
          ----------

MORGAN STANLEY & CO.
   INCORPORATED

Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.

Acting severally on behalf of themselves and the several Underwriters

By Morgan Stanley & Co.
   Incorporated

  By
    ----------------------------------

                                   Schedule I

                                Secondary Shares


                                                                     Number of Shares
                                                                         To Be Sold
                                                                     ---------------
Name of Selling Shareholders
----------------------------
The Morgan Stanley Leveraged Equity Fund II, L.P.

Quinn Oil Company Ltd

Kenneth H. Lambert
                                                                     ------------------



Total Secondary Shares  . . . . . . . . . . . . . . . . . . . . .         3,584,482
                                                                     ==================

                                  Schedule II

                               Additional Shares

                                                                      Number of Shares
                                                                         To Be Sold
Name of Selling Shareholders                                          ----------------
----------------------------
The Morgan Stanley Leveraged Equity
Fund II, L.P.

Quinn Oil Company Ltd.

                                                                      -----------------

Total Shares  . . . . . . . . . . . . . . . . . . . . . . . . . .         1,287,672
                                                                      =================


                                  Schedule III


                        Firm Shares sold by the Company

                                                                            Number of Shares to be
          Underwriter                                                              Purchased
          -----------                                                           ---------------
Morgan Stanley & Co. Incorporated

Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
[NAMES OF OTHER UNDERWRITERS]






                                                                           --------------------------
     Total Shares . . . . . . . . . . . . . . . . . . . . . . . .                           5,000,000
                                                                           ==========================



                                       Firm Shares sold by the Selling Shareholders
                                       --------------------------------------------

                                                                                Name of Selling
                                                                              Shareholder and The
                                                                                Number of Shares
          Underwriter                                                              to be Sold
          -----------                                                          ----------------

Morgan Stanley & Co. Incorporated

Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
[NAMES OF OTHER UNDERWRITERS]






                                                                           --------------------------
     Total Shares . . . . . . . . . . . . . . . . . . . . . . . .                           3,584,482
                                                                           ==========================

                                  Schedule IV

                               Additional Shares

                                                                                Name of Selling
                                                                           Shareholder and Number of
                                                                            Additional Shares To be
          Underwriter                                                                Sold
          -----------                                                           ---------------
Morgan Stanley & Co. Incorporated

Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
[NAMES OF OTHER UNDERWRITERS]






                                                                           --------------------------

          Total Additional Shares  . . . . . . . . . . . . . . . . . .                      1,287,672
                                                                           ==========================

                                                                       Exhibit A



                            [FORM OF LOCK-UP LETTER]

                               September   , 1997



Coho Energy, Inc.
14785 Preston Road, Suite 860
Dallas, TX 75240

Morgan Stanley & Co. Incorporated
Jefferies & Company, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Dear Sirs and Mesdames:

                 The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Coho Energy, Inc., a Texas corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of 8,584,482 shares (the "SHARES") of the Common Stock, $0.01 par value of the Company (the "COMMON STOCK").

                 To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public offering (the "PROSPECTUS"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable for Common Stock, or
(ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the

Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

                 Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                                   Very truly yours,




                                                   ---------------------------
                                                   (Name)


                                                   ----------------------------
                                                   (Address)





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